                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           PRESTIGE FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                           PRESTIGE FINANCIAL CORP.
                                One Royal Road
                                 P.O. Box 2480
                         Flemington, New Jersey 08822

Dear Fellow Shareholders of Prestige:

      You are cordially invited to attend the Annual Meeting of Shareholders of Prestige Financial Corp. (the "Company") to be held on the 22nd day of April, 1997 at 5:30 p.m., local time, at One Royal Road, Flemington, New Jersey. Your Notice of Annual Meeting, Proxy Statement and Proxy are enclosed, as is the Company's 1996 Annual Report, which includes the Company's consolidated financial statements.

     At the Annual Meeting, you will be asked to elect seven directors, to amend the 1994 Stock Option Plan for Senior Management, to amend the 1994 Stock Option Plan for Outside Directors and to ratify the appointment of KPMG Peat Marwick LLP as the Company's accountant for 1997. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote "FOR" each proposal.

    Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 3 p.m. on Monday April 21, 1997.

    Thank you again for your continued support.

                                        Very truly yours,


                                        Louis R. DeFalco, Chairman




Date: March 21, 1997

                                 PRESTIGE FINANCIAL CORP.

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD APRIL 22, 1997

TO OUR SHAREHOLDERS:

     Notice is hereby given that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of Prestige Financial Corp., a New Jersey corporation, will be held on Tuesday, April 22, 1997, at 5:30 p.m., local time, at One Royal Road, corner of Church Street and Royal Road, Flemington, New Jersey.

     The purposes of the meeting are:

     (1) To elect seven (7) directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

     (2) To amend the 1994 Stock Option Plan for Senior Management to increase by 18,000 (to 86,750) the number of shares which may be optioned under the plan.

     (3) To amend the 1994 Stock Option Plan for Outside Directors to increase by 27,500 (to 88,000) the number of shares which may be optioned under the plan and to provide that options may be granted to outside directors attaining two years of service with the Company or the Bank.

     (4) To ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for 1997.

     (5) To transact such other business as may be properly presented at the meeting.

     The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on March 10, 1997, will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.


                                       By Order of the Board of Directors


                                       Joyce A. Winecker, Secretary

Dated: March 21, 1997
       Flemington, New Jersey


     IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE AND NO LATER THAN 3:00 P.M., APRIL 21, 1997. SHARES OF COMPANY STOCK REPRESENTED BY PROXIES WHICH ARE RETURNED UNMARKED WILL BE VOTED IN FAVOR OF THE NOMINEES, THE AMENDMENTS TO THE STOCK OPTION PLANS, THE RATIFICATION OF ACCOUNTANTS AND, IN THE DISCRETION OF MANAGEMENT, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD APRIL 22, 1997


                                 GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of Proxies by management under the direction of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held April 22, 1997. Only shareholders of record as of March 10, 1997, will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to one vote on the matters to be voted on at the Annual Meeting. As of March 10, 1997, 2,669,831 shares of the Company's common stock were outstanding.

          The cost of soliciting Proxies will be borne by the Company. In addition to use of the mails, Proxies may be solicited personally or by telephone or telegraph by directors and officers who will not be specially compensated for such solicitation. The Company has engaged Registrar and Transfer Agent, the Company's transfer agent, to solicit Proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The Company's transfer books will remain open between the record date and meeting date.

          This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about March 21, 1997.

          Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: Joyce A. Winecker, Secretary, One Royal Road, P.O. Box 2480, Flemington, New Jersey 08822; or a Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by management, including unmarked Proxies, will be voted to elect the nominees to the Board described herein, to amend the 1994 Stock Option Plan for Senior Management (the "SMP"), to amend the 1994 Stock Option Plan for Outside Directors (the "ODP") and to ratify the selection of KPMG Peat Marwick LLP as the Company's accountants for 1997.

          The holders of a majority of the Company's outstanding shares of common stock, present in person or by Proxy, are required for a quorum at the meeting. The Company had 2,669,831 shares of common stock outstanding on March 10, 1997. Each share has one vote on each matter voted on at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for election of the seven directors, amendment of the SMP, amendment of the ODP and ratification of the Company's accountants.

                               PRINCIPAL SHAREHOLDERS

          As of March 10, 1997, there were 2,669,831 shares of Company stock outstanding, par value $.01, held of record by 608 shareholders. Only shareholders of record as of March 10, 1997, shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

          The following table sets forth information with respect to the beneficial ownership of Company stock as of March 10, 1997, by (i) each person known by the Company to own beneficially more than 5 percent of the Company's outstanding stock, (ii) each current director of the Company, and
(iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the Company stock owned by them.

Name and Address of        Amount and Nature of        Percent of
Shareholder                Beneficial Ownership   Shares Outstanding(8)
-------------------        --------------------   ---------------------

Roland D. Boehm, Sr.             56,941(1)                2.00%
14 William Barnes Road
Flemington, NJ 08822

Louis R. DeFalco                136,205(2)                4.79%
3 Wilshire Run
Scotch Plains, NJ 07076

Arnold F. Horvath               121,101(3)                4.26%
One Hartpence Court
Flemington, NJ 08822

Robert J. Jablonski             119,325(4)                4.20%
37 Everitts Road
Ringoes, NJ 08551

Gerald A. Lustig                170,103(5)                5.98%
14 Euclid Terrace
Parsippany, NJ 07054

James W. MacDonald               33,304(6)                1.17%
610 Route 579
Flemington, NJ 08822

Arthur Stryker, Jr.              53,306(7)                1.88%
8 Holland Brook Road
Whitehouse Station, NJ 08889

Executive officers and          690,285(1)               24.29%
directors as a group           through (7)
(7 persons)

V. M. (Tom) Hellekson           245,009                   8.62%
345 Saddleworth Place
Heathrow, FL 32746

______________

(1) Includes 39,323 shares owned jointly by Mr. Boehm and his wife and 10,312 shares issuable pursuant to options exercisable within 60 days of March 10, 1997.
(2) Includes 22,802 shares owned by DeFalco & Co. Employees Trust, of which Mr. DeFalco is the trustee; 9,129 shares owned by Mr. DeFalco in trust for the benefit of his children; 10,312 shares issuable pursuant to options exercisable within 60 days of March 10, 1997; 32,540 shares owned by Mr. DeFalco's wife; and 4,564 shares owned by his son over which he has no voting rights.
(3) Includes 6,798 shares held in Mr. Horvath's self-directed IRA; 63,125 shares issuable pursuant to options exercisable within 60 days of March 10, 1997; and 8,830 held for Mr. Horvath's account in the Bank's 401K plan.
(4) Includes 11,538 shares held in Mr. Jablonski's self-directed IRA; 63,125 shares issuable pursuant to options exercisable within 60 days of March 10, 1997; and 3,732 held for Mr. Jablonski's account in the Bank's 401K plan.
(5) Includes 22,432 shares owned by Mr. Lustig's children over which he has no voting rights; 120,037 shares owned jointly with his wife; 1,928 shares owned by Saturn of Denville, of which Mr. Lustig is an owner and Vice President; 8,014 shares owned by Autosport, Inc., of which Mr. Lustig is the owner and President; and 10,312 shares issuable pursuant to options exercisable within 60 days of March 10, 1997.
(6) Includes 10,312 shares issuable pursuant to options exercisable within 60 days of March 10, 1997.
(7) Includes 23,065 shares owned jointly by Mr. Stryker and his wife; 24,321 shares owned by Mr. Stryker in trust for the benefit of his children; and 1,923 shares owned by Raritan Valley Disposal Service Co., Inc., of which Mr. Stryker is owner and President.
(8) Assumes the exercise of all stock options held by the named persons which are exercisable within 60 days of March 10, 1997.


                          PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

          In accordance with the Company's Bylaws, seven directors will be elected to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified. The Proxies will be voted, unless authority to do so is withheld, in favor of the seven nominees recommended by the Board. Each nominee is currently a member of the Board of Directors of the Company. Management recommends voting in favor of each person named below.

          Following is a list of the nominees for the Board of Directors, including age (as of December 31, 1996) and current positions held with the Company and the Bank. Each person except Mr. Stryker has been a director of the Company since its formation in February 1993. Mr. Stryker became a director of the Company in May 1995.

   Name and Age                   Age   Positions with the Company and the Bank
   ------------                   ---   ---------------------------------------

   Roland D. Boehm, Sr. (1)(2)     59   Vice Chairman of the Board (Chairman
                                        of Bank)
   Louis R. DeFalco (1)(2)         50   Chairman of the Board (Vice Chairman
                                        of Bank)
   Arnold F. Horvath               47   President and Director (Company and
                                        Bank)
   Robert J. Jablonski             46   Chief Executive Officer, Chief
                                        Accounting Officer and Director
                                        (Company and Bank)
   Gerald A. Lustig (1)            59   Director (Company and Bank)
   James W. MacDonald (2)          46   Director (Company and Bank)
   Arthur Stryker, Jr. (1)         52   Director (Company and Bank)
_______________

(1)       Member of the Audit Committee.
(2)       Member of the Compensation and Budget Committee.

          During the past five years, the business experience of each nominee for director is as follows:

          ROLAND D. BOEHM, SR. has served as Chairman of the Board of the Bank since its inception in 1989 and as Chairman of the Board of the Company from February 1993 until April 1996, at which time he was elected Vice Chairman of the Company. He currently serves as a member of the Compensation and Budget Committee and the Audit Committee. Mr. Boehm is also Vice Chairman and consultant for Mercer Mutual Insurance Company, Pennington, New Jersey; an elected official of the Township of Raritan, New Jersey; and a Commissioner for Raritan Township's Municipal Utilities Authority.

          LOUIS R. DEFALCO is the founder and Managing Partner of DeFalco & Co. Certified Public Accountants, located in Scotch Plains, New Jersey, and is a part owner of several real estate companies. He is a graduate of Rutgers University from which he holds a Bachelor of Science degree in accounting and was granted his professional certification in February 1971. He is a member of the New Jersey Society of Public Accountants and the American Institute of Certified Public Accountants. Mr. DeFalco has been a director of the Bank since 1989 and a director of the Company since February 1993. He served as Vice Chairman of the Company from October 1994 to April 1996 when he was elected Chairman of the Company. Also in April 1996 Mr. DeFalco was elected Vice Chairman of the Bank. He currently serves as Chairman of the Audit Committee and as a member of the Compensation and Budget Committee.

          ARNOLD F. HORVATH has served as the President of the Bank since 1989 and as a director since 1990. He has served as the President and a director of the Company since February 1993. Prior to joining the Bank, Mr. Horvath was Senior Vice President in charge of the lending division of the Town and Country Bank, a former Summit Bank subsidiary, in Raritan Township. Mr. Horvath has been involved in bank lending in the Hunterdon County community since 1971 when he graduated from Seton Hall University with a Bachelor of Arts degree in economics.

          ROBERT J. JABLONSKI has served as Chief Executive Officer and Chief Accounting Officer of the Bank since 1989 and as a director since 1990. He has served as Chief Executive Officer, Chief Accounting Officer and a director of the Company since February 1993. Prior to joining the Bank, Mr. Jablonski was a Senior Vice President and Treasurer of the former Summit Bank subsidiary, Town and Country Bank in Raritan Township. Mr. Jablonski has been involved in bank operations and management since 1972 when he graduated from Rutgers University with a Bachelor of Arts degree in business administration.

          GERALD A. LUSTIG is owner and President of several automobile dealerships in Hunterdon, Somerset and Morris Counties, including Clinton Ford Chrysler Plymouth and Clinton Chevrolet/Cadillac in Clinton, New Jersey; Autosport Honda in Bridgewater, New Jersey; and Acura of Denville, Denville, New Jersey. He graduated from Rensselaer Polytechnic Institute and received a Master of Science degree from Stevens Institute of Technology. Mr. Lustig has served as a director of the Bank since its inception in 1989 and as a director of the Company since its inception in February 1993. He currently serves as a member of the Audit Committee.

          JAMES W. MACDONALD is owner and President of Summit View Management Company which engages in commercial property management, real estate consulting services and commercial construction management. He is also the Managing General Partner or an officer of various commercial and industrial real estate companies, including the President of Prestige Realty Group, LLC and the President of Prestige Clinton Realty, LLC which lease or are under contract to lease property to the Company. (See "Certain Relationships and Related Transactions.") He graduated in 1973 from Rutgers University with a Bachelor of Arts degree in economics. Mr. MacDonald has served as a director of the Bank since its inception in 1989 and as a director of the Company since February 1993. He currently serves as Chairman of the Compensation and Budget Committee.

          ARTHUR STRYKER, JR. is part owner and President of several waste disposal and recycling enterprises in Hunterdon County, New Jersey, including Raritan Valley Disposal Service Co., Inc.; Raritan Valley Recycling, Inc.; RVWJ Wood Recycling Co., LLC; and NJ Refuse Equipment Co., Inc. Mr. Stryker has served as a director of the Bank since November 1994 and a director of the Company since May 1995. He currently serves as a member of the Audit Committee.

          The officers of the Company hold office until their successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the above-listed directors or officers, or any other persons, pursuant to which any of the above directors have been selected as directors, or officers have been selected as officers. In 1996 the Company provided Directors and Officers Liability Insurance in the aggregate amount of $2,000,000.

COMMITTEES AND MEETINGS

          In 1996 there were 12 meetings of the Board of Directors of the Company. Each director of the Company is also a director of the Bank. All directors attended 75 percent or more of the Company's Board meetings and meetings of Board committees on which they served. The Board of the Company has no standing nominating committee. Nominees for the Board of Directors are determined by the entire Board.

          The Company's Compensation and Budget Committee, consisting of Messrs. MacDonald (Chairman), Boehm and DeFalco, met 3 times in 1996. Its principal function is to review and make recommendations to the Board of Directors regarding all executive compensation and benefit programs available to officers and employees of the Company and the Bank, including the adoption, amendment or termination of any such program. (See "Report by Compensation and Budget Committee on Executive Compensation.") The Compensation and Budget Committee also administers the Company's stock option plans and determines the directors, senior management and key employees to whom options will be granted, the number of shares for which options are granted, the exercise price and other matters. (See "Executive Compensation--STOCK OPTION PLANS.") Finally, the Committee prepares a yearly budget and short- and long-term financial plans for the Company which are then approved by the full Board of Directors. The budget is used to help determine compensation levels for the year.

          The Company's Audit Committee, consisting of Messrs. DeFalco (Chairman), Boehm, Lustig and Stryker, met 4 times in 1996. The Audit Committee meets quarterly with the Company's internal auditor to review the Company's system of internal controls and compliance with policies regarding business conduct, and to take related action. The committee also recommends to the Board the independent auditors to be retained and meets with the Company's independent auditors at least annually to review the results of the annual audit and to discuss the financial statements.

EXECUTIVE COMPENSATION

          The following table sets forth information concerning all compensation received for services rendered in all capacities to the Company and the Bank for the three years ended December 31, 1996, by Mr. Jablonski, the Company's CEO, and Mr. Horvath, the Company's President. The Company has no other executive officers. All grants of stock options and stock appreciation rights ("SARs") have been adjusted to reflect stock splits and stock dividends paid by the Company. No restricted stock awards were granted to Mr. Jablonski or Mr. Horvath in such years.

                              SUMMARY COMPENSATION TABLE

                                                                            Shares
                                                                 Other     Underlying      All
                                                                 Annual    Options/SARs   Other
Name and Principal Position      Year    Salary       Bonus       Comp.     Granted       Comp.
---------------------------      ----    ------       -----       -----     -------       -----
Arnold F. Horvath,               1996   $135,000    $52,500(1)     (4)      52,500(5)       0
President                        1995   $131,000    $35,000(2)     (4)      20,750(6)       0
                                 1994   $122,000    $31,000(3)     (4)      42,625(7)       0

Robert J. Jablonski,             1996   $135,000    $52,500(1)     (4)      52,500(5)       0
CEO and Treasurer                1995   $131,000    $35,000(2)     (4)      20,750(6)       0
                                 1994   $122,000    $31,000(3)     (4)      42,625(7)       0

_____________________________

(1)       Bonus declared in 1995 and paid in 1996.
(2)       Bonus declared in 1994 and paid in 1995.
(3)       Bonus declared in 1993 and paid in 1994.
(4) Perquisites, such as use of a company car, payment of fuel costs and contributions to such person's 401(K) plan did not exceed the lessor of $50,000 or 10% of the total of the salary and bonus reported for each named executive.
(5) Includes stock options for 45,000 shares granted pursuant to the 1994 Stock Option Plan for Key Employees (see "STOCK OPTION PLANS') and 7,500 SARs granted pursuant to the long-term incentive plan (see "LONG-TERM INCENTIVE PLAN.")
(6) Includes stock options for 12,500 shares granted pursuant to the 1994 Stock Option Plan for Key Employees (see "STOCK OPTION PLANS") and 8,250 SARs granted pursuant to the long-term incentive plan (see "LONG-TERM INCENTIVE PLAN.")
(7) Includes stock options for 34,375 shares granted pursuant to the 1994 Stock Option Plan for Senior Management (see "STOCK OPTION PLANS") and 8,250 SARs granted pursuant to the long-term incentive plan (see "LONG-TERM INCENTIVE PLAN.")

          EMPLOYMENT AGREEMENTS. The Company entered into employment agreements with Mr. Jablonski and Mr. Horvath in May 1994, effective as of January 1, 1994. The agreements terminate on January 1, 1998 unless extended by the parties. Each of the two executives is guaranteed a base salary of $122,000 which will be increased based upon performance. The agreements provide that each such executive shall participate in the Annual Incentive Plan for Senior Management and the Long-Term Incentive Plan for Senior Management, described below, and may receive special recognition bonuses as the Board deems appropriate. Additional benefits are also provided to the executives, such as disability payments, termination payments and other perquisites, as well as "Key Man" life insurance which benefits both the Company and the executives' estates.

          ANNUAL INCENTIVE PLAN. The Prestige Financial Corp. Annual Incentive Plan for Senior Management provides the Company's two executive officers the opportunity to earn annual incentive payments of zero percent to 40 percent of such executive's base salary with a target of 20 percent. Such incentive payments are contingent upon the executives' satisfactory performance as determined by the Board, the key elements of which are tied to the Company achieving asset growth and certain income targets.

          LONG-TERM INCENTIVE PLAN. The Company established a long-term incentive plan in August 1995 which provides the Company's two executive officers the opportunity to earn additional compensation in the form of SARs.
 This plan provides that 6,000 SARs (adjusted for subsequent stock splits and stock dividends) shall be granted to each executive on January 2 of each year that the employment agreement described above is in effect. Each executive becomes vested in the SARs four years after the date of grant, at which time he shall be paid in cash an amount based upon the compounded annualized growth rates of the book value of the Company's stock reaching certain target levels.

          KEY MAN LIFE INSURANCE. The Company has purchased Key Man life insurance policies which provide for $625,000 payable to each of Mr.
Horvath's wife and Mr. Jablonski's wife in the event of the executive's death.

          THRIFT PLAN. As part of its effort to attract and maintain high quality staff, the Bank adopted a 401(K) Thrift Plan (the "Thrift Plan") in April 1991, pursuant to which participating employees may contribute up to a maximum of 15 percent of their monthly salary. In 1996 the Bank fully matched each participating employee's contribution up to a maximum of 7 percent of the employee's salary. All monies withheld from employees and the Bank's matching contributions are paid to a trustee who invests for the benefit of members of the Thrift Plan.

          RETIREMENT PLAN. In February 1997 the Bank and Company adopted a non-tax qualified supplemental executive retirement plan for certain of its executives ("SERP") to supplement the benefit such executives can receive under the Thrift Plan. Currently, Messrs. Horvath and Jablonski are the only participants in the SERP. The SERP is designed to provide a benefit (less the benefits estimated to be provided under the Thrift Plan) equal to 60% of the executive's final salary. The benefit is payable over the greater of 180 months or the executive's life. The benefits payable to each executive are currently estimated to be $169,000. In the case of an executive's involuntary termination of employment for any reason (other than for cause) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit equal to the greater of the annualized present value of the accrued benefit or $75,000 per year, payable within thirty (30) days of such termination. In the event of the executive's death while employed, the SERP provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his Benefit Age (as defined in the SERP). The SERP also provides a $10,000 burial expense benefit payable to the executive's beneficiary. The Bank has established a rabbi trust which has purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the SERP.

          STOCK OPTION PLANS. In 1990 Bank shareholders approved the 1990 Long-Term Incentive Compensation Plan for Key Employees (the "1990 Plan") which was adopted by the Company when the Company was formed. Pursuant to the 1990 Plan, 3,300 shares of Company stock remain reserved for issuance to eligible employees of the Company or any subsidiary upon the exercise of options granted under the 1990 Plan. These options are non-qualified stock options within the meaning of Section 422A of the Internal Revenue Code of 1986. The exercise price for all options granted under the 1990 Plan cannot be less than 85 percent of the fair market value of the Company stock on the date of grant. These options expire 5 years after the date of grant and cannot be assigned. As of March 10, 1997, options for all 3,300 shares of Company stock granted under the 1990 Plan are currently exercisable.

          On April 29, 1994, the Company's shareholders approved the 1994 Stock Option Plan for Senior Management (the "SMP"), the 1994 Stock Option Plan for Key Employees (the "KEP") and the 1994 Stock Option Plan for Outside Directors (the "ODP"). (See "AMENDMENT OF STOCK OPTION PLAN FOR SENIOR MANAGEMENT" for a description of the SMP and "AMENDMENT OF STOCK OPTION PLAN FOR OUTSIDE DIRECTORS" for a description of the ODP.) The purpose of the stock option plans is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, to furnish additional incentive to those persons responsible for the successful management of the Company and thereby to enhance shareholder value. The plans are administered by the Compensation and Budget Committee of the Board of Directors which designates the optionees, exercise prices, exercise periods and dates of grants. (See "Report by the Compensation and Budget Committee on Executive Compensation.") The Board of Directors has retained the right to amend or terminate the plans as it deems advisable. However, no amendment may be made to increase the number of shares of stock which may be optioned under the plans, permit the grant of any incentive stock option at an option price less than fair market value, shorten the period for exercise of an option or permit the granting of options which expire beyond the set period, without submitting such amendments to shareholders for approval. In addition, no amendments to, or termination of, the plans shall impair the rights of any individual under options previously granted without such individual's consent.

          The KEP provides for the issuance of shares of Company stock upon the exercise of stock options granted to key employees of the Company and the Bank at prices not less than the fair market value as of the date of grant (for incentive stock options) and not less than 85 percent of the fair market value as of the date of grant (for non-qualified stock options). Options for the purchase of 190,838 shares of Company stock may be granted under the KEP.
 As of March 10, 1997, options for 187,531 shares have been granted under the KEP. Vesting in the rights to exercise options is determined by the Committee, provided, however, that all options must fully vest by the fifth anniversary of the date of grant and options may not be exercised earlier than six months after the date of grant. All options granted under the KEP expire ten years after the date of grant and cannot be assigned. The KEP terminates on February 9, 2004.

          The following table presents certain information concerning individual grants of options and SARs that were made during 1996 to each of the named executives under the Company's stock option plans and the long-term incentive plan described above. The figures shown have been adjusted to reflect stock splits and stock dividends paid by the Company. The table also sets forth the potential realizable value for the stock options and SARs based on future appreciation assumptions. There can be no assurance that the values shown in this table will be achieved.

                              OPTION/SAR GRANTS IN 1996

                                                                                    Potential Realizable
                         Individual Grants                                            Value at Assumed
               ----------------------------------------                               Annual Rates of
                Number of        % of Total                                             Stock Price
             Securities Under-  Options/SARs                                          Appreciation for
              lying Options      Granted to    Exercise                                Option Term(1)
             (O) or SARs (S)    Employees in   or Base    Current  Expiration  ------------------------------
Name             Granted            1996       Price(2)   Value(3)    Date       0%($)     5%($)       10%($)
----          --------------     ----------    --------   -------    ------    -------     -----       ------
Arnold F.    (O) 45,000(4)          35%         $10.00    $14.25     2/2006    $191,250   $595,238   $1,210,950
Horvath      (S)  7,500             50%         $ 4.89    $ 5.90     1/2000    $  7,575      N/A         N/A

Robert J.    (O) 45,000(4)          35%         $10.00    $14.25     2/2006    $191,250   $595,238   $1,210,950
Jablonski    (S)  7,500             50%         $ 4.89    $ 5.90     1/2000    $  7,575      N/A         N/A

All other    (O) 38,350             30%         $10.21    $14.25      N/A      $154,934   $499,221   $1,023,945
employees    (S)      0              0%           N/A       N/A       N/A             0      N/A         N/A

______________

(1) Assuming a ten-year option term, annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). Actual gains on exercise, if any, are dependent on the future performance of Company stock. The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company stock and overall market conditions. Actual gains realized, if any, on SARs are dependent upon improvement in the book value of the Company stock over the four-year term following the date of grant. SARs are payable in cash at the end of the four-year term with no further appreciation possible (see "LONG-TERM INCENTIVE PLAN").
(2) Reflects the average exercise price for stock options and the base book value for SARs.
(3) For stock options, represents the market value based upon the closing price per share of Company stock as quoted on the NASDAQ National Market on December 31, 1996. For SARs, represents the book value per share of Company stock on December 31, 1996.
(4)   22,500 of which are currently exercisable.

          The following table sets forth certain information with respect to the exercise of options to purchase Company stock in 1996 and the unexercised options/SARs held at December 31, 1996, and the value thereof, by the named executive officers. All figures have been adjusted to reflect stock splits and stock dividends paid by the Company.

                       AGGREGATED OPTION/SAR EXERCISES IN 1996
                            AND 12-31-96 OPTION/SAR VALUES

                       Number                                            Value of
                     of Shares      Value        Number of         Unexercised In-the-
                    Acquired on   Realized   Unexercised Options/   Money Options/SARs
      Name            Exercise       ($)      SARs at 12-31-96      at 12-31-96($)(1)
      ----           ----------    ------     -----------------     -----------------
Arnold F. Horvath       -0-          -0-         34,375 (2)             $270,875
                                                 12,500 (3)             $103,625
                                                 45,000 (4)             $191,250
                                                 24,000 (5)             $ 37,103

Robert J. Jablonski     -0-          -0-         34,375 (2)             $270,875
                                                 12,500 (3)             $103,625
                                                 45,000 (4)             $191,250
                                                 24,000 (5)             $ 37,103

________________

(1) For stock options, represents the market value based upon the closing price per share of Company stock as quoted on the NASDAQ National Market on December 31, 1996 ($14.25 per share), less the option exercise price. For SARs, represents the actual book value per share of Company stock on December 31, 1996 ($5.90), or the targeted book value, whichever is less, minus the book value of each grant as of the effective date.
(2) Stock options currently exercisable at an exercise price of $6.37 granted pursuant to the SMP.
(3) Stock options (of which 6,250 are currently exercisable) at an exercise price of $5.96 granted pursuant to the KEP.
(4) Stock options (of which 22,500 are currently exercisable) at an exercise price of $10.00 per share granted pursuant to the KEP.
(5) SARs which are not yet vested granted pursuant to the long-term incentive plan.

DIRECTOR COMPENSATION

          FEES. Directors of the Company who are not salaried officers or employees received an annual retainer of $7,500 and a fee of $500 per Board meeting and $150 per committee meeting attended in 1996. Company Chairman DeFalco and Bank Chairman Boehm received an additional $10,000 annual retainer for their responsibilities. (See "Committees and Meetings.")

          RECOGNITION PLAN. On April 29, 1994, the shareholders of the Company approved the Recognition and Retention Plan for Founding Outside Directors ("Recognition Plan"). Under the Recognition Plan, 46,748 shares of Company stock were reserved for issuance as plan share awards to outside (non-employee) directors of the Company with more than three years of service on the Boards of the Bank or the Company. On February 9, 1994, all 46,748 shares were awarded when the four outside directors of the Company at that time (Messrs. Boehm, DeFalco, Lustig and MacDonald) were each granted plan share awards for 11,687 shares of Company stock. The recipient earns 20 percent of the shares awarded (2,337 shares) annually commencing one year from the date of grant. The Recognition Plan terminates on the earlier of
(i) five years from the effective date, (ii) termination by a majority of outstanding shares of Company stock entitled to vote, or (iii) distribution of all assets of the trust which holds the share awards. All share awards earned shall be distributed to the outside director in the amount of one share of Company stock for each one plan share award. The Recognition Plan also provides that an outside director will receive cash in an amount attributable to any cash dividends paid and additional shares of Company stock equal to any stock dividends paid on shares of Company stock subsequent to the vesting of plan shares to an outside director.

          RETIREMENT PLAN. The Bank adopted a non-tax qualified retirement plan for directors (the "Directors' Plan") that provides directors who serve on the Board for at least ten years (the "Initial Benefit Eligibility Date") with an annual retirement benefit equal to a designated amount ("Level 1 Retirement Benefit"). In the event that a director continues to serve on the Board to an age specified in his joinder agreement ("Benefit Age"), the director is entitled to a Level 2 Retirement Benefit (in lieu of the Level 1 Retirement Benefit). The Level 1 Retirement Benefit and the Level 2 Retirement Benefit are each paid over a set payout period, with the Level 1 Payout Period being either 120 months or 180 months, as selected by the director, and the Level 2 Payout Period being 180 months. The Level 1 Retirement Benefit (assuming a 120-month payout period) for directors Boehm, MacDonald, Lustig, Stryker and DeFalco is estimated to be $29,134, $17,210, $14,061, $20,734 and $27,109, respectively. The Level 2 Retirement Benefit for directors Boehm, MacDonald, Lustig, Stryker and DeFalco is estimated to be $65,000, $42,000, $25,000, $26,000 and $75,000, respectively. In the event of an eligible director's death prior to retirement, the director's beneficiary will receive a survivor's benefit equal to the Level 2 Retirement Benefit. In the event of a director's voluntary or involuntary termination of service prior to the attainment of his Benefit Age, other than due to death or a change in control, the director will receive his accrued benefit annuitized and paid over the Level 1 Payout Period. In the event of a change in control of the Bank or the Company, a terminated director will receive the Level 2 Retirement Benefit. The Directors' Plan also provides a $10,000 burial expense benefit payable to the director's beneficiary. The Bank has established a rabbi trust which has purchased life insurance policies on the lives of the directors in order to fund the benefit obligation under the Directors' Plan.

          STOCK OPTION PLAN. The outside directors may also receive stock options under the 1994 Stock Option Plan for Outside Directors. (See "AMENDMENT OF STOCK OPTION PLANS FOR OUTSIDE DIRECTORS.")

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Company's Compensation and Budget Committee, Messrs. Boehm, DeFalco and MacDonald, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission.

REPORT BY THE COMPENSATION AND BUDGET COMMITTEE ON EXECUTIVE COMPENSATION

          RESPONSIBILITIES AND OBJECTIVES. The Compensation and Budget Committee (the "Committee"), consisting of Messrs. Boehm, DeFalco and MacDonald, establishes and administers the general compensation policies and plans for the Company and the specific compensation levels for the two executive officers and other key employees. The Committee is responsible for conducting, at a minimum, annual reviews of executive compensation and for taking certain actions regarding the compensation of senior executives of the Company. The Committee determines the salary levels for senior executives, and other key employees, and the types and amounts of cash bonuses to be distributed to these individuals in accordance with short- and long-term financial plans approved by the Board. The Committee also determines grants of stock options to senior management and key employees under the Company's stock option plans.

          This report is submitted by members of the Committee summarizing their involvement in the compensation decisions and policies adopted by the Company for the Company's two executive officers, Robert J. Jablonski, the Chief Executive Officer, and Arnold F. Horvath, the President.

          GENERAL POLICY. The Company's executive compensation practices are designed to reward and provide an incentive for executives based on the achievements of corporate and individual goals. Compensation levels for executives are established after giving consideration to a variety of quantitative measures including, but not limited to, financial performance, peer group comparisons and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork and community involvement are included in compensation deliberations. Before making decisions, the Committee elicits the recommendations and advice of the CEO and the President regarding appropriate or desired levels of compensation for them and management personnel generally. The Committee has complete access to all necessary Company personnel records, financial reports and other data, and may seek the advice of experts and analysts.

          The ultimate purpose of the Company's compensation structure is to attract and retain executives of the highest caliber and to motivate these executives to put forth maximum effort toward the achievement of Company goals identified through the strategic planning process of the Board and management. Also, the compensation design emphasizes long-term incentives that will encourage these individuals to maintain their focus on the paramount importance of long-term shareholder interests.

          COMPONENTS OF COMPENSATION. In evaluating executive compensation, the Committee focuses upon several fundamental components: salary, annual bonus and long-term incentive compensation.

The Committee's recommendations are offered to the full Board of Directors and are ultimately ratified, changed or rejected by the full Board.

          Salary levels for senior executives and other officers are reviewed by the Committee beginning in November for the following year. The Company entered into four-year employment agreements with executive officers in May 1994, effective as of January 1, 1994. (See "Executive Compensation-- EMPLOYMENT AGREEMENTS"). Salary levels are reflective of an individual's responsibilities, experience and competitive marketplace conditions.

          The annual bonus component of executive compensation has historically been provided, if and as appropriate, for profitable years. Bonuses have been used to provide year-end cash distributions to Company executives depending upon a variety of factors related to individual performance, Company performance and, in selected cases, operational department achievements. The Committee typically determines annual bonuses for executives during the time between the regular November and December Board meetings. (See "Executive Compensation--ANNUAL INCENTIVE PLAN.")

          The third component of the Company's executive compensation strategy is long-term incentive compensation plans pursuant to which executives receive stock options and stock appreciation rights ("SARs") which are tied to the long-term appreciation of the value of the Company stock. These plans offer executives the possibility of future gains depending upon the executives' continued employment by, and contributions to, the Company. The Committee believes that a substantial portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. Until 1995, these awards were granted through stock-based compensation plans and consisted solely of stock options. (See "Executive Compensation--STOCK OPTION PLANS.") Beginning in 1995, the executives were granted SARs pursuant to a long-term incentive plan which vest exactly four years from the date of grant. (See "Executive Compensation--LONG-TERM INCENTIVE PLAN.")

          BOARD REVIEW OF EXECUTIVE COMPENSATION. The Committee, in making its recommendations and determinations at year-end 1996 regarding executive compensation, was influenced by numerous positive considerations. The principal factor underlying the Committee's decisions was that the significant accomplishments in the past year in maintaining the Company's profitability and financial strength were primarily attributed to the senior management team and other personnel acting at their direction. All key measurements of financial performance reflected major improvement that either met or exceeded previously established goals. Other accomplishments not measurable in quantitative form, but of equal importance to the Company, included valuable strategic planning input and maintenance of internal controls. The Committee believes that as a result of management's efforts, the Company is favorably positioned for future successful performance which will benefit its shareholders.

          In light of the positive results in 1996, discussed in more detail below, the Committee determined that increases in executive compensation were justifiable, both to reward management for accomplishments to date and to encourage future achievement of both short- and long-term objectives. Accordingly, the Committee approved salary increases and bonuses which it believes reflected appropriate rewards for management's performance in 1996. The Committee also granted stock options and SARs to the executive officers.

          COMPENSATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT. In assessing appropriate types and amounts of compensation for the Chief Executive Officer and the President, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on shareholders' equity, return on assets, levels and changes in nonperforming assets, the market price of the Company stock and the Company's performance compared to peer institutions. Individual factors include initiation and implementation of successful business strategies, maintenance of an effective management team and various personal qualities, including leadership, commitment and professional and community standing.

          After reviewing the following 1996 corporate results, the Committee concluded that CEO Robert J. Jablonski and President Arnold F. Horvath, along with other officers, staff and directors, contributed to the Company's following 1996 results of operations as compared with those in 1995:

    --    Net income increased by 74 percent from $1,172,000 to $2,043,000.

    -- Assets of the Company increased by 30 percent (from $176.4 million to $229.5 million) while maintaining a substantial percentage of noninterest-bearing demand accounts within the deposits.

    -- Capital increased by $3.7 million despite having doubled the cash dividends paid.

    -- Loans outstanding increased by 22 percent, or $24.9 million (net of participations and sales), while past-due and non-accrual loans remained below industry peers.

    -- The Company again achieved recognition as the highest overall volume and dollar leader in New Jersey for Small Business Administration loans for the SBA's fiscal year ended September 30, 1996.

    -- Year-end market capitalization, determined by multiplying Company shares outstanding times the price of the Company stock on the last trading day of the year, improved by more than $10 million or 37 percent from December 31, 1995, to December 31, 1996.

    -- The Company's percentage of the deposit market share within Hunterdon County, New Jersey, improved from approximately 8 percent to approximately 12 percent, ranking it third out of twelve institutions.

          CONCLUSION. For these and other reasons, the Committee recommended an increase in salary for Mr. Jablonski and for Mr. Horvath from $135,000 in 1996 to $140,000 in 1997. In addition, the Committee approved and recommended payment of an $80,000 cash bonus to each of Mr. Jablonski and to Mr. Horvath, the payment of which was deferred until 1997, pursuant to a special recognition bonus and the annual incentive plan. (See "Executive Compensation--ANNUAL INCENTIVE PLAN") as described on page 6. The Committee also granted 45,000 stock options under the KEP and 7,500 SARs (as adjusted for the five-for-four stock split in April 1996) under the long-term incentive plan to each of Mr. Jablonski and Mr. Horvath in 1996. (See "Executive Compensation.") The Committee believes that these compensation amounts and awards reflect appropriate levels given the Company's performance in 1996 and the individual performance of management. The Committee also believes that these awards evidence the Committee's philosophy to emphasize long-term incentive rewards tied to the Company's performance.

          Submitted by the Compensation and Budget Committee: James W. MacDonald (Chairman), Roland D. Boehm, Sr. and Louis R. DeFalco.

COMPANY PERFORMANCE

          The following line graph presents the cumulative total yearly shareholder return for the Company stock since December 31, 1993, compared with SNL Securities' NASDAQ Stock Index and SNL Securities' Middle-Atlantic Banks Index, an index which compiles stock information on all publicly traded banks located in the middle Atlantic states. The Company stock was listed on NASDAQ on November 30, 1993. Trade prices are not always disclosed to management. The graph assumes that $100 was invested on December 31, 1993, and that all dividends were reinvested.


                                   [GRAPH OMITTED]


                                                    Period Ending
                                       ---------------------------------------
Index                                  12-31-93   12-31-94  12-31-95  12-31-96
-----                                  --------   --------  --------  --------
Prestige Financial Corp.               $100.00     $66.48    $179.57   $232.68
NASDAQ--Total US                        100.00      97.75     138.23    170.04
SNL Banks (Middle Atlantic) Index       100.00      97.22     155.59    223.27


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and shareholders of the Company and the Bank, and associates of the foregoing, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Loans to directors, officers and shareholders of the Company and the Bank, and associates of the foregoing, have not involved more than the normal risk of collectibility or presented other unfavorable features. All existing loans to officers, directors and principal shareholders and associates of the foregoing have been, and all future loans to such persons will be, approved by a majority of the disinterested independent directors of the Company. On December 31, 1996, loans to the directors and executive officers of the Company totaled $2,568,098.

          Other than a maximum $5,000 individual line of credit, the Bank maintains a policy of not lending to directors of the Company or the Bank except where such loans are fully secured by cash or negotiable securities or where sufficiently sized liens are placed on either their personal residences or properties used in their primary trade or business. All loans to directors of the Bank are subject to Regulation O of the Board of Governors of the Federal Reserve System.

          In May 1993, the Bank relocated much of its staff to a building within the Flemington Trade Center at One Royal Road which is owned by Prestige Quarters LP, a limited partnership whose corporate general partner is controlled by director Louis DeFalco. Mr. Horvath and Mr. Jablonski each own a 1/3 non-voting interest in the corporate general partner which owns 30 percent of Prestige Quarters LP. Such ownership makes Messrs. DeFalco, Horvath and Jablonski each personally liable for the building mortgage. The Bank obtained an independent appraisal of its 20-year lease agreement for this property which concluded that neither party is receiving benefits beyond a normal business relationship. In addition, as part of the branch application process, this transaction was reviewed and approved by appropriate banking regulatory agencies. In 1996, the Company paid $317,496 to Prestige Quarters LP for approximately 15,112 square feet of branch and headquarters office space. This amount included approximately $72,000 for common area maintenance, tax and utilities charges.

          In August 1995, the Bank began subleasing for its new mortgage division an additional 850 square feet in the Prestige Quarters building at One Royal Road from DeFalco & Co., a professional corporation owned by Mr. DeFalco, which leases the space from Prestige Quarters LP. Rental payments in 1996 for this space amounted to $18,000, including common area charges, furniture and equipment.

          In May 1994, the Company entered into a ten-year lease agreement with Prestige Realty Group, LLC for branch space in a former commercial bank building at 34 Somerset Street in the borough of Raritan, Somerset County. Messrs. MacDonald, Lustig, Horvath, Jablonski, DeFalco and Boehm, directors of the Company, each own a one-sixth interest in Prestige Realty Group and Mr. MacDonald serves as President. As with the Royal Road transaction, this transaction was made part of the application to the bank regulators and included an appraisal of the lease to document its fairness to all parties. Rental payments in 1996 amounted to $101,073 for approximately 5,300 square feet. This amount included approximately $22,000 for common area maintenance, tax and utilities charges.

          In July 1995, the Bank entered into a ten-year lease agreement with Prestige Clinton Realty, LLC for property located on Beaver Avenue in Clinton Township, Hunterdon County. Messrs. MacDonald, Lustig, Stryker, Horvath and Jablonski, directors of the Company, each own a one-fifth interest in Prestige Clinton Realty. Mr. MacDonald serves as President. As with the Royal Road and Raritan Borough transactions, this insider ownership was disclosed within the application to the bank regulators and was accompanied by an appraisal of the lease to document its fairness to all parties. The first monthly lease payment was made in May 1996. Rental payments for a partial year in 1996 amounted to $39,135 for approximately 2,012 square feet.
 This included approximately $8,084 for common area maintenance, tax and utilities charges.

          All transactions between the Company and the Bank and their officers, directors, principal shareholders and associates have been and will continue to be on terms no less favorable to the Company or the Bank than those between the Company or the Bank and third parties.

EMPLOYEES

          The Company employed 65 full-time equivalent persons as of December 31, 1996. The Company employs far fewer, though more highly compensated, people than is usual for its size, which management believes greatly aids the Company in maintaining its overhead costs. One important aspect of the Company's uniqueness is that the top position at the Company is shared by two officers. Mr. Horvath holds the title of President and Mr. Jablonski holds the title of Chief Executive Officer, with the former most responsible for lending and business development while the latter concentrates mostly on the administrative, personnel and operational areas of responsibility.

      PROPOSAL 2 - AMENDMENT OF STOCK OPTION PLAN FOR SENIOR MANAGEMENT

          The 1994 Stock Option Plan for Senior Management (the "SMP") was approved by the Company's shareholders on April 29, 1994. The SMP provides for the issuance of shares of Company stock upon the exercise of stock options (incentive or non-qualified) granted to senior management of the Company at prices not less than fair market value as of the date of grant. Options for the purchase of 68,750 shares of Company stock may currently be granted under the SMP. In general, vesting in the rights to exercise options granted under the SMP will be determined by the Committee upon the grant of the options, provided, however, that all options must fully vest by the fifth anniversary of the date of grant and options may not be exercised earlier than six months after the date of grant. All options granted under the SMP expire ten years after the date of grant and cannot be assigned. Options were granted under the SMP for 34,375 shares of Company stock to each of the top two executives effective as of February 9, 1994. The exercise price for these options was the fair market value of Company stock on the effective date of grant. These options vest in two annual installments with the first installment vesting one year from the date of grant. The SMP terminates on February 9, 2004. (See "Executive Compensation--STOCK OPTION PLANS".)

          Because no options remain to be granted under the SMP, the following amendment to the SMP is being submitted for shareholder approval at the Annual Meeting:

            Section 4(a) shall be amended to provide for the issuance of options for 86,750 shares of Company stock to executive officers of the Company.

Section 4(a) currently provides for the issuance of options for 68,750 shares of Company stock to such persons.

          Subject to shareholder approval of this amendment to the SMP, each of the Company's top two executives were granted options for 9,000 shares to be effective as of February 20, 1997. These options will vest in two equal annual installments with the first installment vesting one year from the date of grant.

          In all other respects the SMP will remain the same. Shareholders may receive a copy of the 1994 Stock Option Plan for Senior Management without charge upon written request directed to Joyce Winecker, Secretary, One Royal Road, P.O. Box 2480, Flemington, New Jersey 08822.

          This amendment must be approved by the holders of a majority of the shares of Company stock present at the Annual Meeting, in person or by Proxy, in order to be effective. The Board of Directors believes the amendment to the SMP is in the best interest of the Company and its shareholders and recommends that shareholders vote for APPROVAL OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN FOR SENIOR MANAGEMENT.

       PROPOSAL 3 - AMENDMENT OF STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

          The 1994 Stock Option Plan for Outside Directors (the "ODP") currently provides for the issuance of shares of Company stock upon the exercise of non-qualified stock options granted to non-employee directors of the Company and the Bank with at least three years of service at prices not less than fair market value as of the date of grant. Options for the purchase of 60,500 shares of Company stock may currently be granted under the ODP. As of March 10, 1997, options for all 60,500 shares of Company stock had been granted under the ODP. Vesting in the rights to exercise options granted under the ODP occurs in two equal annual installments with the first installment vesting one year from the date of grant. All options granted under the ODP expire on the earlier of ten years following the date of grant or one year following the date the optionee ceases to serve as a director. Options are granted under the ODP at no less than the fair market value of the Company stock on the date of grant and cannot be assigned. The ODP terminates on February 9, 2004.

          Because no options for shares of Company Stock remain to be granted under the ODP, and in order to provide for the grant of options to subsequent outside directors attaining two years (rather than three years) of service, the following amendment to the ODP is being submitted for shareholder approval at the Annual Meeting:

            Section 4 shall be amended to provide for the issuance of options for 88,000 shares of Company stock to non-employee directors of the Company and the Bank, and Section 2(b) shall be amended to provide that options for shares of Company stock shall be granted to subsequent outside directors attaining at least two years of service.

          Subject to shareholder approval of this amendment, each of the Company's five non-employee directors (Messrs. Boehm, DeFalco, Lustig, MacDonald and Stryker) were granted options for 5,500 shares of Company stock, to be effective as of February 20, 1997.

          In all other respects, the ODP will remain the same. Shareholders may receive a copy of the 1994 Stock Option Plan for Outside Directors without charge upon written request directed to Joyce Winecker, Secretary, One Royal Road, P.O. Box 2480, Flemington, New Jersey 08822.

          This amendment must be approved by the holders of a majority of the shares of Company stock present at the Annual Meeting, in person or by Proxy, in order to be effective. The Board of Directors believes the amendment to the ODP is in the best interest of the Company and its shareholders and recommends that shareholders vote for APPROVAL OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

  PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          KPMG Peat Marwick LLP has served as the Company's accountant since its formation in February 1993 for the years ended December 31, 1993, through December 31, 1996. At the Annual Meeting, shareholders will be asked to ratify the appointment of KPMG Peat Marwick LLP as the Company's accountant for the fiscal year ending December 31, 1997. Management recommends voting in favor of the appointment.

          Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

          The Board of Directors recommends that shareholders vote for RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S ACCOUNTANTS FOR 1997.

                                FILING OF SEC REPORTS

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and persons who beneficially own more than 10 percent of the common stock of the Company to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that its executive officers, directors and greater than 10 percent beneficial owners complied with all Section 16(a) filing requirements.

                                 FINANCIAL STATEMENTS

          An annual report, including consolidated financial statements of the Company and the Bank prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO JOYCE WINECKER, SECRETARY, ONE ROYAL ROAD, P.O. BOX 2480, FLEMINGTON, NEW JERSEY 08822.

                               SHAREHOLDERS' PROPOSALS

          It is expected that the 1998 Annual Meeting of Shareholders of the Company will be held on or about April 22, 1998. Any proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's offices on or before November 22, 1998, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                    OTHER MATTERS

          The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of management.

                                         By Order of the Board of Directors


                                         Joyce A. Winecker, Secretary

Date:  March 21, 1997

REVOCABLE PROXY

                     PRESTIGE FINANCIAL CORP.
             SOLICITED BY THE BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 22, 1997

     The undersigned holder of common stock of Prestige Financial Corp., a New Jersey corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated March 21, 1997, and, revoking any proxy heretofore given, hereby appoints Greg Schneider and Annette M. Dalley, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 10, 1997, at the Annual Meeting of Shareholders of the Company to be held at One Royal Road, Flemington, New Jersey, on April 22, 1997, at 5:30 p.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
ITEMS:

     (1)  To elect as directors the nominees listed below.

          ____ FOR ALL nominees listed below (except as marked to the contrary).

          ____ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
               A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

               Roland D. Boehm, Sr.       Gerald A. Lustig
               Louis R. DeFalco           James W. MacDonald
               Arnold F. Horvath          Arthur Stryker, Jr.
               Robert J. Jablonski

     (2) To approve an amendment to the 1994 Stock Option Plan for Senior Management.

               ____   FOR       ____  AGAINST       ____  ABSTAIN

     (3) To approve an amendment to the 1994 Stock Option Plan for Outside Directors.

               ____   FOR       ____  AGAINST       ____  ABSTAIN

     (4) To ratify the selection of KPMG Peat Marwick LLP as the Company's public accountants for 1997.

               ____   FOR       ____  AGAINST       ____  ABSTAIN

     (5) In their discretion, the proxy holders are authorized to vote upon such other business as may be properly presented at the meeting or matters incidental to the conduct of the meeting.

               ____   FOR       ____  AGAINST       ____  ABSTAIN

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4.

     WITNESS my hand this ________ day of ____________________, 1997.

--------------------------------------
       NAME AND ADDRESS OF            (Please sign exactly as name appears
     COMPANY SHAREHOLDER(S)           hereon.  When signing as attorney,
                                      executor, administrator, trustee or
                                      guardian, give full title as such.  If
                                      a corporation, please affix corporate
                                      seal.  If a partnership, please sign in
                                      partnership name by authorized persons.
                                      If joint tenants, each joint tenant
                                      should sign.)
--------------------------------------


                                       ----------------------------------------

                                       ----------------------------------------
                                       Signature of Shareholder(s)

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO ____ DO NOT ___ EXPECT TO ATTEND THIS MEETING.